================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) July 26, 2002
                                                          -------------

                                 RXBAZAAR, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                       000-49866               38-3506266
--------------------------------------------------------------------------------
(State or Other Jurisdiction            (Commission           (I.R.S. Employer
     of Incorporation)                  File Number)         Identification No.)

200 Highland Avenue, Needham, MA                                  02494
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)

                                 (781) 449-4962
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 SB Merger Corp.
                5860 Sterling Drive, Howell, Suite 530, MI 48843
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


================================================================================

ITEM 1:  CHANGES IN CONTROL OF REGISTRANT
-----------------------------------------

            At a special meeting of stockholders held on July 26, 2002, our stockholders approved and adopted the Amended and Restated Merger Agreement and Plan of Reorganization, dated as of June 12, 2002 (the "Merger Agreement"), among SB Merger Corp., RxBazaar, Inc., and our wholly-owned subsidiary, RxB Acquisition Corp. Pursuant to the Merger Agreement, RxB Acquisition was merged with and into RxBazaar as a wholly-owned subsidiary of the Company. In the merger, RxBazaar's name changed to "RxB, Inc.", and immediately after the merger we changed our corporate name to "RxBazaar, Inc."

            As required by Rule 419 promulgated pursuant to the Securities Act of 1933, as amended, certain SB Merger stockholders were required to reconfirm their purchase of the Company's shares. 100% of the stockholders entitled to reconfirm their investment elected to do so.

            In addition, all of the officers and directors of SB Merger prior to the merger resigned. The officers and directors of RxBazaar immediately before the merger became officers and directors of the Company immediately following the effectiveness of the merger.

            In the merger, we issued approximately 3,333,969 shares of common stock, 345,333 shares of Series A Preferred Stock and 2,087,500 shares of Series B Preferred Stock. We are also obligated to issue up to 1,834,653 shares of common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock that we assumed in the merger and we may become obligated to issue up to 2,363,118 additional shares of common stock, if RxBazaar meets earnings targets in the first or second year after the merger.

            Stockholders of SB Merger before the merger now own approximately 7% of the outstanding shares of the Company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% after giving effect to the issuance of additional shares that may become issuable to former RxBazaar stockholders upon the achievement of certain earnings targets.

            The merger was effected pursuant to the Delaware General Corporation Law and is intended to be a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

            There are no arrangements known to the Company that may result in a subsequent change of control of the Company.

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

            See Item 1 above.

            On July 26, 2002, we completed the merger of RxBazaar, a distributor of pharmaceutical products, with and into our wholly-owned subsidiary. We used authorized and unissued shares of our common stock and preferred stock to make the acquisition, acquiring RxBazaar for approximately 3,333,969 shares of common stock, 345,333 shares of Series A Preferred Stock and 2,087,500 shares of Series B Preferred Stock. As a result of the acquisition, we acquired certain plant, equipment or other physical property that RxBazaar used in its drug distribution business, and we intend to continue this use consistent with our long-term business objectives. The purchase price and terms of the merger were determined in arms-length negotiations between the parties.

ITEM 4:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
------------------------------------------------------

            In connection with the change of control described above, the Company's Board of Directors has approved the engagement of Wolf & Company, P.C. to audit its financial statements for the fiscal year ended December 31, 2002. Wolf & Company, P.C. audited the financial statements for RxBazaar, Inc. Consequently, on August 7, 2002 the Company dismissed Grassi & Co., P.C. as its independent accountants.

            On April 19, 2002, the Company's former independent accountants, Feldman Sherb & Co., P.C., merged with Grassi & Co., P.C. Solely as a result of the merger of the two accounting firms, and since the date thereof, Feldman Sherb & Co., P.C. was dismissed and Grassi & Co., P.C. was engaged as the Company's independent accountants.

            Feldman Sherb & Co., P.C.'s report on the Company's financial statements for the period from January 3, 2000 (inception) to December 31, 2000 and for the year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, or any modification as to uncertainty, audit scope or accounting principles.

            During the period from January 3, 2000 (inception) to December 31, 2000 and during the year ended December 31, 2001, and during the interim period from January 1, 2002 through April 19, 2002, there were no disagreements with Feldman Sherb & Co., P.C. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure. During the period from April 19, 2002 to August 7, 2002, there were no disagreements with Grassi & Co., P.C. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure.

ITEM 5:  OTHER EVENTS
---------------------

Changes in Management
---------------------

            In connection with the merger, the former officers and directors of the Company resigned and the directors and officers of RxBazaar became officers and directors of the Company. The current officers and directors of RxBazaar are:

   NAME                    AGE POSITIONS HELD
   ----                    --- --------------

   C. Robert Cusick......  56  Chief Executive Officer and Chairman of the Board
   James W. Stahly.......  53  President and Chief Operating Officer
   Catherine M. Frost....  42  Vice President, Corporate Development
   Vanett Marshall.......  45  Vice President, Sales and Purchasing
   Bruce Warwick.........  46  Secretary and Treasurer
   Anand Adya............  35  Vice President, Chief Technology Officer
   Robert Cawthorn.......  67  Director
   Handel Evans..........  68  Director
   Shikhar Ghosh.........  45  Director

Name Change
-----------

            In the merger and immediately after consummation of the merger, we changed our corporate name to "RxBazaar, Inc." The name of RxBazaar, Inc. was changed to "RxB, Inc." A copy of the Certificate of Amendment to our Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.2.

Amendment of Description of Capital Stock
-----------------------------------------

            We hereby amend the discussion under the caption "Description of Securities" in our registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, filed June 14, 2002. The "Description of Securities" is set forth as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.
------------------------------------------

            (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            The following financial statements of RxBazaar are included herewith:

                (1) Consolidated Balance Sheets as of March 31, 2002
                    (unaudited), December 31, 2001 and December 31, 2000.

                (2) Consolidated Statements of Loss for the three months ended
                    March 31, 2002 and 2001 (unaudited) and years ended December 31, 2001 and 2000.

                (3) Consolidated Statements of Stockholders' Equity for the
                    three months ended March 31, 2002 (unaudited) and years ended December 31, 2001 and 2000.

                (4) Consolidated Statements of Cash Flows for the three months ended March 31, 2002 and 2001 (unaudited) and years ended December 31, 2001 and 2000.

                (5) Notes to Consolidated Financial Statements for the three months ended March 31, 2002 and 2001 (unaudited) and years ended December 31, 2001 and 2000.

                (6) Report of independent accountants dated February 19, 2002.

            The following financial statements of FPP Distribution, Inc. are included herewith:

                (1) Balance Sheet as of December 31, 2000.

                (2) Statement of Income and Retained Earnings for the year ended
                    December 31, 2000.

                (3) Statement of Cash Flows for the year ended December 31,
                    2000.

                (4) Notes to Financial Statements.

                (5) Report of independent accountants dated June 29, 2001.

            (b) PRO FORMA FINANCIAL INFORMATION.

                (1) Unaudited Pro Forma Condensed Consolidated Balance Sheet as
                    of March 31, 2002.

                (2) Unaudited Pro Forma Condensed Consolidated Statements of
                    Loss for the three months ended March 31, 2002 and the year ended December 31, 2001.

                (3) Notes to Unaudited Pro Forma Condensed Consolidated
                    Financial Statements.

            (c) EXHIBITS.

                3.1 Certificate of Merger of RxB Acquisition Corp. into RxBazaar, Inc. dated July 26, 2002

                3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SB Merger Corp. changing its name to "RxBazaar, Inc." dated July 26, 2002

                3.3 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on July 24, 2002

                3.4 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock filed with the Delaware Secretary of State on July 24, 2002

                16.1    Letter of Independent Accountants

                23.1 Consent of Wolf and Company, P.C., with respect to RxBazaar financial statements.

                99.1    Description of Capital Stock

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RXBAZAAR, INC.

                                         By:  /s/ C. Robert Cusick
                                             -----------------------------------
                                             C. Robert Cusick,
                                             CEO and Chairman of the Board
Dated:  August 8, 2002

                              FINANCIAL STATEMENTS
                              --------------------

                                 RXBAZAAR, INC.

Independent Auditors' Report.................................................F-2

Consolidated Balance Sheets as of March 31, 2002 (unaudited),
   December 31, 2001 and 2000................................................F-3

Consolidated Statements of Loss - Three Months Ended March 31, 2002 and
   2001 (unaudited) and Years Ended December 31, 2001 and 2000...............F-4

Consolidated Statements of Stockholders' Equity  - Three Months Ended
   March 31, 2002 (unaudited) and Years Ended December 31, 2001 and 2000.....F-5

Consolidated Statements of Cash Flows - Three Months Ended March 31, 2002
   and 2001 (unaudited) and Years Ended December 31, 2001 and 2000...........F-6

Notes to Consolidated Financial Statements - Three Months Ended March 31,
   2002 and 2001 (unaudited) and Years Ended December 31, 2001 and 2000......F-7

                             FPP DISTRIBUTION, INC.

Independent Auditors' Report................................................F-20

Balance Sheet as of December 31, 2000.......................................F-21

Statement of Income and Retained Earnings  - Year Ended December 31, 2000...F-22

Statement of Cash Flows - Year Ended December 31, 2000......................F-23

Notes to Financial Statements...............................................F-24


                       UNAUDITED PRO FORMA FINANCIAL DATA

Introduction to Unaudited Pro Forma Condensed Consolidated Financial
   Statements...............................................................F-29

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31,
   2002.....................................................................F-30

Unaudited Pro Forma Condensed Consolidated Statements of Loss - Three
   Months Ended March 31, 2002 and Year Ended December 31, 2001.............F-31

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements....F-33

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
RxBazaar, Inc.
Cincinnati, Ohio

We have audited the accompanying consolidated balance sheets of RxBazaar, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of loss, changes in stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RxBazaar, Inc. and subsidiary as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses from operations resulting in a working capital deficiency and a stockholders' deficit at December 31, 2001. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/  Wolf & Company, P.C.

Boston, Massachusetts
February 19, 2002

                          RXBAZAAR, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                            ASSETS
                                                                                                        December 31,
                                                                          March 31,          ---------------------------------
                                                                            2002                 2001                 2000
                                                                        ------------         ------------         ------------
                                                                        (unaudited)
Current assets:
   Cash and cash equivalents                                            $    206,225         $    176,840         $    339,027

   Accounts receivable - less allowance for doubtful accounts of
      $334,344, $277,587 and $40,000                                       1,226,158            1,651,396              951,495
   Rebates receivable                                                         32,011               93,653                 --
   Inventory                                                               2,880,838            3,894,494              216,922
   Prepaid expenses and other current assets                                  90,449               62,323               18,054
                                                                        ------------         ------------         ------------
            Total current assets                                           4,435,681            5,878,706            1,525,498
                                                                        ------------         ------------         ------------
Property and equipment, at cost:
   Computer hardware and software                                            666,833              666,633              478,680
   Furniture, fixtures and equipment                                         261,363              261,363              124,651
   Leasehold improvements                                                     28,713               28,713               13,342
                                                                        ------------         ------------         ------------
                                                                             956,909              956,709              616,673
   Less accumulated depreciation and amortization                           (300,426)            (248,320)             (29,006)
                                                                        ------------         ------------         ------------
            Net property and equipment                                       656,483              708,389              587,667
                                                                        ------------         ------------         ------------
Other assets:
   Deferred financing costs, net                                             294,207              329,832               85,000
   Customer lists, net of accumulated amortization of $459,550
      and $353,500                                                         1,661,433            1,767,483                 --
   Deferred acquisition costs                                                   --                   --                 16,542
   Deposits                                                                   27,063               30,383               44,733
                                                                        ------------         ------------         ------------
            Total other assets                                             1,982,703            2,127,698              146,275
                                                                        ------------         ------------         ------------
                                                                        $  7,074,867         $  8,714,793         $  2,259,440
                                                                        ============         ============         ============

                                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Notes payable                                                        $  2,371,607         $  3,081,373         $    250,000
   Accounts payable                                                        2,533,536            2,838,257            1,850,262
   Accrued expenses and other current liabilities                          1,132,661              847,667              144,883
   Preferred dividends payable                                               331,682              257,682                 --
                                                                        ------------         ------------         ------------
            Total current liabilities                                      6,369,486            7,024,979            2,245,145
Subordinated notes payable                                                 2,250,000            2,250,000                 --
                                                                        ------------         ------------         ------------
            Total liabilities                                              8,619,486            9,274,979            2,245,145
                                                                        ------------         ------------         ------------
Stockholders' equity (deficit):
   Preferred stock, at liquidation value, $.001 par value,
      10,000,000 shares authorized:
      Series A, 2,466,667 shares issued                                    3,700,000            3,700,000                 --
      Series B, 212,500 shares issued                                        425,000                 --                   --

   Common stock, $.001 par value, 60,000,000 shares authorized,
      4,762,792, 4,762,792 and 3,811,166 shares issued                         4,763                4,763                3,811
   Additional paid-in capital                                              6,023,334            5,885,100            3,537,121
   Accumulated deficit                                                   (11,618,659)         (10,053,655)          (3,258,680)
   Unearned stock-based compensation                                         (79,057)             (96,394)            (267,957)
                                                                        ------------         ------------         ------------
            Total stockholders' equity (deficit)                          (1,544,619)            (560,186)              14,295
                                                                        ------------         ------------         ------------
                                                                        $  7,074,867         $  8,714,793         $  2,259,440
                                                                        ============         ============         ============

See independent auditors' report and accompanying notes to consolidated financial statements.

                                      F-3

                          RXBAZAAR, INC. AND SUBSIDIARY
                         CONSOLIDATED STATEMENTS OF LOSS

                                                         Three Months Ended
                                                             March 31,                   Years Ended December 31,
                                                  ------------------------------      ------------------------------
                                                      2002              2001              2001              2000
                                                  ------------      ------------      ------------      ------------
                                                           (unaudited)
Sales, net                                        $  3,614,346      $  2,179,014      $ 17,244,283      $    734,493
Cost of sales                                        2,958,960         1,985,430        14,479,743           726,273
                                                  ------------      ------------      ------------      ------------
          Gross profit                                 655,386           193,584         2,764,540             8,220
                                                  ------------      ------------      ------------      ------------
Operating expenses:
   Sales and marketing                                 340,083           238,910         1,388,245           411,702
   Information technology                              203,730           358,113         1,202,886         1,053,845
   General and administrative                        1,459,749           790,973         5,993,270         1,693,256
                                                  ------------      ------------      ------------      ------------
          Total operating expenses                   2,003,562         1,387,996         8,584,401         3,158,803
                                                  ------------      ------------      ------------      ------------
          Operating loss                            (1,348,176)       (1,194,412)       (5,819,861)       (3,150,583)
                                                  ------------      ------------      ------------      ------------
Other income (expense):
   Interest income                                        --                 192               205             7,555
   Interest and financing expense                     (242,073)         (106,499)         (745,903)          (19,563)
   Miscellaneous income (expense), net                  99,245            21,844            28,266           (45,637)
                                                  ------------      ------------      ------------      ------------
          Other income (expense), net                 (142,828)          (84,463)         (717,432)          (57,645)
                                                  ------------      ------------      ------------      ------------
          Net loss                                  (1,491,004)       (1,278,875)       (6,537,293)       (3,208,228)

Dividends on preferred stock                            74,000            35,682           257,682              --
                                                  ------------      ------------      ------------      ------------
          Net loss applicable to common stock     $ (1,565,004)     $ (1,314,557)     $ (6,794,975)     $ (3,208,228)
                                                  ============      ============      ============      ============

Net loss per share - basic                        $      (0.33)     $      (0.34)     $      (1.59)     $      (0.82)
                                                  ============      ============      ============      ============

Weighted average shares outstanding                  4,762,792         3,897,769         4,264,128         3,928,369
                                                  ============      ============      ============      ============



             See independent auditors' report and accompanying notes to consolidated financial statements.

                          RXBAZAAR, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
          THREE MONTHS ENDED MARCH 31, 2002 (UNAUDITED) AND YEARS ENDED
                           DECEMBER 31, 2001 AND 2000

                                                        Preferred Stock                      Common Stock
                                                ------------------------------      ------------------------------
                                                   Shares            Amount            Shares            Amount
                                                ------------      ------------      ------------      ------------
Balance, December 31, 1999                              --        $       --           4,000,000      $      4,000

Sale of common stock, net                               --                --              80,000                80

Private placements of common stock                      --                --             371,166               371

Stock option compensation                               --                --                --                --

Stock warrants issued for services                      --                --                --                --

Cancellation and retirement of common stock             --                --            (640,000)             (640)

Stock subscriptions received                            --                --                --                --

Amortization of unearned compensation                   --                --                --                --

Net loss                                                --                --                --                --
                                                ------------      ------------      ------------      ------------
Balance, December 31, 2000                              --                --           3,811,166             3,811

Private placement of preferred stock               3,133,334         4,700,000              --                --

Private placements of common stock                      --                --           1,154,601             1,155

Purchase and retirement of preferred stock          (666,667)       (1,000,000)             --                --

Purchase and retirement of common stock                 --                --            (215,000)             (215)

Amortization of unearned compensation                   --                --                --                --

Forfeiture of unearned compensation                     --                --                --                --

Stock, options and warrants issued                      --                --               4,000                 4

Stock options exercised                                 --                --               8,025                 8

Preferred dividends accrued                             --                --                --                --

Net loss                                                --                --                --                --
                                                ------------      ------------      ------------      ------------
Balance, December 31, 2001                         2,466,667         3,700,000         4,762,792             4,763

Sale of preferred stock                              212,500           425,000              --                --

Stock options and warrants issued                       --                --                --                --

Amortization of unearned compensation                   --                --                --                --

Forfeiture of unearned compensation                     --                --                --                --

Preferred dividends accrued                             --                --                --                --

Net loss                                                --                --                --                --
                                                ------------      ------------      ------------      ------------
Balance, March 31, 2002                            2,679,167      $  4,125,000         4,762,792      $      4,763
                                                ============      ============      ============      ============

                          RXBAZAAR, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
          THREE MONTHS ENDED MARCH 31, 2002 (UNAUDITED) AND YEARS ENDED
                     DECEMBER 31, 2001 AND 2000 (continued)

                                                 Additional                         Unearned          Stock
                                                   Paid-in       Accumulated       Stock-based    Subscriptions
                                                   Capital          Deficit       Compensation      Receivable          Total
                                                ------------     ------------     ------------     ------------     ------------
Balance, December 31, 1999                      $     96,000     $    (50,452)    $       --       $    (18,000)    $     31,548

Sale of common stock, net                              1,920             --               --               --              2,000

Private placements of common stock                 2,817,461             --               --               --          2,817,832

Stock option compensation                            321,100             --           (321,100)            --               --

Stock warrants issued for services                   316,000             --               --               --            316,000

Cancellation and retirement of common stock          (15,360)            --               --             16,000             --

Stock subscriptions received                            --               --               --              2,000            2,000

Amortization of unearned compensation                   --               --             53,143             --             53,143

Net loss                                                --         (3,208,228)            --               --         (3,208,228)
                                                ------------     ------------     ------------     ------------     ------------
Balance, December 31, 2000                         3,537,121       (3,258,680)        (267,957)            --             14,295

Private placement of preferred stock                (331,932)            --               --               --          4,368,068

Private placements of common stock                 2,677,039             --               --               --          2,678,194

Purchase and retirement of preferred stock            50,000             --               --               --           (950,000)

Purchase and retirement of common stock               (5,160)            --               --               --             (5,375)

Amortization of unearned compensation                   --               --             55,351             --             55,351

Forfeiture of unearned compensation                 (116,212)            --            116,212             --               --

Stock, options and warrants issued                    72,246             --               --               --             72,250

Stock options exercised                                1,998             --               --               --              2,006

Preferred dividends accrued                             --           (257,682)            --               --           (257,682)

Net loss                                                --         (6,537,293)            --               --         (6,537,293)
                                                ------------     ------------     ------------     ------------     ------------
Balance, December 31, 2001                         5,885,100      (10,053,655)         (96,394)            --           (560,186)

Sale of preferred stock                                 --               --               --               --            425,000

Stock options and warrants issued                    146,250             --               --               --            146,250

Amortization of unearned compensation                   --               --              9,321             --              9,321

Forfeiture of unearned compensation                   (8,016)            --              8,016             --               --

Preferred dividends accrued                             --            (74,000)            --               --            (74,000)

Net loss                                                --         (1,491,004)            --               --         (1,491,004)
                                                ------------     ------------     ------------     ------------     ------------
Balance, March 31, 2002                         $  6,023,334     $ 11,618,659     $    (79,057)    $       --       $ (1,544,619)
                                                ============     ============     ============     ============     ============

                      See independent auditors' report and accompanying notes to consolidated financial statements.

                          RXBAZAAR, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               Three Months                    Years Ended
                                                                              Ended March 31,                  December 31,
                                                                       ---------------------------     ---------------------------
                                                                           2002            2001            2001            2000
                                                                       -----------     -----------     -----------     -----------
                                                                               (unaudited)
Cash flows from operating activities:
   Net loss                                                            $(1,491,004)    $(1,278,875)    $(6,537,293)    $(3,208,228)
   Adjustments to reconcile net loss to net cash provided by
      (used for) operating activities:
      Depreciation and amortization                                        259,495          87,717         693,727          29,006
      Amortization of unearned compensation                                  9,321          20,068          55,351          53,143
      Stock, options and warrants issued for services                       82,500            --            17,000         395,167
      (Increase) decrease in operating assets:
         Accounts receivable                                               425,238       1,517,127       2,872,829        (951,495)
         Rebates receivable                                                 61,642        (246,607)        143,769            --
         Inventory                                                       1,013,656      (1,265,100)      1,112,744        (216,922)
         Prepaid expenses and other current assets                         (28,126)       (544,881)        (13,536)        (18,054)
      Increase (decrease) in operating liabilities:
         Accounts payable                                                 (304,721)     (1,985,406)     (3,638,462)      1,850,262
         Accrued expenses and other current liabilities                    284,994          14,956         531,532         117,026
                                                                       -----------     -----------     -----------     -----------
               Net cash provided by (used for) operating activities        312,995      (3,681,001)     (4,762,339)     (1,950,095)
                                                                       -----------     -----------     -----------     -----------
Cash flows from investing activities:
   Purchase of property and equipment                                         (200)        (48,023)       (148,321)       (616,673)
   Decrease (increase) in deposits                                           3,320           2,008         137,582         (44,733)
   Purchase of subsidiary                                                     --        (4,002,880)     (4,002,880)        (16,542)
                                                                       -----------     -----------     -----------     -----------
               Net cash provided by (used for) investing activities          3,120      (4,048,895)     (4,013,619)       (677,948)
                                                                       -----------     -----------     -----------     -----------
Cash flows from financing activities:
   Increase in deferred financing costs                                       --          (365,402)       (365,402)        (82,559)
   Net change in line of credit                                         (1,061,730)      2,449,145       2,386,280            --
   Proceeds from notes payable and warrants                                375,000         450,000         575,000         250,000
   Payments on notes payable                                               (25,000)           --           (75,000)           --
   Proceeds from sale of stock                                             425,000       5,895,599       7,046,262       2,740,665
   Proceeds from stock options exercised                                      --              --             2,006            --
   Stock subscriptions received                                               --              --              --             2,000
   Purchase and retirement of stock                                           --          (950,375)       (955,375)           --
                                                                       -----------     -----------     -----------     -----------
            Net cash provided by (used for) financing activities          (286,730)      7,478,967       8,613,771       2,910,106
                                                                       -----------     -----------     -----------     -----------
Net change in cash and cash equivalents                                     29,385        (250,929)       (162,187)        282,063
Cash and cash equivalents at beginning of period                           176,840         339,027         339,027          56,964
                                                                       -----------     -----------     -----------     -----------
Cash and cash equivalents at end of period                             $   206,225     $    88,098     $   176,840     $   339,027
                                                                       ===========     ===========     ===========     ===========


Supplemental cash flow information:
   Interest paid                                                       $   105,767     $    82,406     $   528,724     $       193
   Preferred dividends accrued                                              74,000          35,682         257,682            --
Additional cash flow information is included in Note 3

                      See independent auditors' report and accompanying notes to consolidated financial statements.

                          RXBAZAAR, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             THREE MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED)
                   AND YEARS ENDED DECEMBER 31, 2001 AND 2000

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BUSINESS AND BASIS OF PRESENTATION

        RxBazaar, Inc. (the "Company" or "RxBazaar") was incorporated on October 25, 1999 in the State of Delaware. The Company distributes brand and generic pharmaceuticals and other medical supplies. On February 23, 2001, the Company acquired a wholly-owned subsidiary, FPP Distribution, Inc. ("FPP") which was formerly known as Superior Pharmaceutical Company. FPP distributes brand and generic pharmaceuticals. All significant intercompany balances and transactions have been eliminated in consolidation.

        INTERIM FINANCIAL STATEMENTS

        The financial statements at March 31, 2002 and for the three months ended March 31, 2002 and 2001 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results of the interim periods presented. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for the full fiscal year.

        REVERSE STOCK SPLIT

        On January 31, 2002 the Company's stockholders approved a 1-for-5 reverse stock split of the common shares. All common stock information presented herein has been retroactively adjusted to reflect the reverse stock split.

        USE OF ESTIMATES

        In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and reported amounts of revenues and expenses during the reporting period. Such estimates relate primarily to the carrying values of accounts receivable and inventory, the estimated lives of property and equipment, the value of intangible assets, the valuation reserve on deferred taxes and the value of equity instruments issued. Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS

        Cash equivalents include interest-bearing deposits with original maturities of three months or less.

        INVENTORY

        Inventory consists primarily of finished goods held for distribution. Inventory is valued at the lower of average cost or market on a first-in first-out (FIFO) method. Cost of inventories held for distribution is based on the purchase price net of vendor discounts and other allowances.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost. Depreciation expense is provided over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized on the straight-line method over the shorter of the estimated useful life of the assets or the life of the related lease term. Depreciation and amortization for the three months ended March 31, 2002 and 2001 was $52,106 and $42,183, respectively. Depreciation and amortization for 2001 and 2000 was $219,314 and $29,006, respectively. Estimated useful lives are as follows:



                   Computer hardware and software              2 - 5 years
                   Furniture, fixtures and equipment           5 - 7 years
                   Leasehold improvements                      5 - 10 years


        INFORMATION TECHNOLOGY COSTS

        Costs of developing internal-use software for the Company's website and call center are accounted for in accordance with Emerging Issues Task Force Issue No. 00-2 and AICPA Statement of Position 98-1. Costs are capitalized only to the extent that they are realizable and are amortized over the estimated life of the software. Costs incurred in connection with these development activities were not capitalized during 2001 and 2000.

        DEFERRED COSTS

        Deferred financing costs represent fees paid in connection with obtaining an asset-based line of credit and the assumption of the senior subordinated debt in connection with the acquisition of FPP (see Note
        3). These costs are being amortized over the terms of the loans. Amortization expense for the three months ended March 31, 2002 and 2001 was $35,625 and $12,057, respectively. Amortization expense for 2001 was $120,570. At December 31, 2000, deferred acquisition costs represents fees paid in connection with the acquisition agreement for FPP.

        CUSTOMER LISTS

        A portion of the purchase price for FPP was allocated to customer lists (see Note 3). Customer lists are being amortized over an estimated life of five years. Amortization expense for the three months ended March 31, 2002 and 2001 was $106,050 and $33,477, respectively. Amortization expense for 2001 was $353,500.

        IMPAIRMENT OF LONG-LIVED ASSETS

        RxBazaar continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of long-lived assets may require revision or that the remaining net book value may not be recoverable. When factors indicate that an asset may be impaired, RxBazaar uses various methods to estimate the asset's future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the asset. Any impairment amount is charged to operations.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        REVENUE RECOGNITION

        Revenues from product sales are recognized in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 101. Under SAB 101, revenue is recognized when products are shipped, persuasive evidence of an arrangement exists, the selling price is fixed and collectability is reasonably assured. The Company provides an allowance for potential uncollectible accounts. Shipping and handling fees billed to customers are recognized in net sales. Shipping and handling costs are included in cost of sales.

        ADVERTISING COSTS

        Advertising costs are charged to expense when incurred. Advertising expense for the three months ended March 31, 2002 and 2001 amounted to approximately $0 and $41,000, respectively. Advertising expense amounted to approximately $128,000 and $105,000 in 2001 and 2000, respectively.

        INCOME TAXES

        Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax bases of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss, capital loss and tax credit carryforwards to the extent their realization is more likely than not. The deferred tax expense, if any, for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

        STOCK-BASED COMPENSATION

        Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company's stock option plan generally have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Company has elected to remain with the accounting in Opinion No. 25 and as a result, has provided pro forma disclosures of net loss and loss per share and other disclosures, as if the fair value based method of accounting had been applied.

        COMPREHENSIVE INCOME

        Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. There were no other items of comprehensive income during 2002, 2001 or 2000.

        NET LOSS PER SHARE

        Basic loss per share represents loss applicable to common stock divided by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects additional common shares that

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        would have been outstanding if potential dilutive common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by the Company relate to outstanding stock options and warrants (determined using the treasury stock method) and preferred stock. The assumed conversion of outstanding dilutive stock options, warrants and preferred stock would increase the shares outstanding but would not require an adjustment to net loss as a result of the conversion. For all periods presented, options, warrants and preferred stock were anti-dilutive and excluded from the net loss per share computation.

        RECENT ACCOUNTING PRONOUNCEMENTS

        On June 30, 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. With the adoption of SFAS No. 142, effective January 1, 2002, goodwill is no longer subject to amortization over its estimated useful life, but will be subject to at least an annual assessment for impairment by applying a fair value based test. Additionally, under SFAS No. 142, acquired intangible assets should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented, or exchanged, regardless of intent to do so. Management does not anticipate that the adoption of either statement will have a material impact on the consolidated financial statements.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement establishes standards for accounting for obligations associated with the retirement of tangible long-lived assets. This statement is effective for fiscal years beginning after June 15, 2002. We are currently evaluating the impact, if any, the adoption of this statement will have on our financial position and results of operations.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment and disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. We are currently evaluating the impact the adoption of this statement will have on our financial position and results of operations.

2.      NEED FOR ADDITIONAL CAPITAL

        The Company incurred losses accumulating $10,053,655 since its inception through December 31, 2001, and has a working capital deficiency of $1,146,273 and a stockholders' deficit of $560,186 at December 31, 2001. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent on its ability to achieve profitable operations or raise additional financing. Management plans to resolve the doubt by raising capital through a private offering and anticipates the proceeds from the offering (see Note 17) will provide sufficient capital resources to sustain operations. As a result, management believes that no adjustments or reclassifications of recorded assets and liabilities is necessary at this time.

3.      ACQUISITION OF FPP DISTRIBUTION, INC.

        On February 23, 2001, pursuant to an agreement with Able Laboratories, Inc. ("Able"), RxBazaar acquired FPP in a cash merger. As a result of the merger, the Company made a cash payment of $4,000,000 to Able and also assumed Able's existing 13.5% senior subordinated debt in the amount of $2,250,000. Able remains liable for the subordinated debt as a guarantor. While FPP and Able are considered related parties (see Note
        13), the purchase price and terms of the merger were determined in arms-length negotiations between the parties, based on a fairness opinion obtained from an independent appraiser.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        The acquisition has been accounted for as a purchase. The results of operations of FPP have been included in the Company's consolidated financial statements since the date of acquisition. The purchase price allocation was based on the estimated fair values at the date of acquisition. The Company acquired accounts receivable of $3,572,730, inventory of $4,790,316, property and equipment of $191,715 and other assets totaling $391,387 net of accounts payable and accrued expenses of $4,797,709. The excess of the purchase price over the net assets acquired plus costs incurred in connection with the merger aggregated $2,120,983. Accordingly, the Company allocated $2,120,983 of the purchase price to customer lists which are being amortized over five years.

        Unaudited pro forma consolidating operating results for the Company, assuming the acquisition of FPP had been made as of the beginning of 2000 are as follows:


                              Three Months         Years Ended December 31,
                             Ended March 31,   -------------------------------
                                  2001              2001              2000
                              ------------     --------------     ------------
Sales, net                    $  5,249,489     $   20,314,758     $ 25,205,686
                              ============     ==============     ============

Net loss                      $ (1,788,278)    $   (7,046,696)    $ (3,236,213)
                              ============     ==============     ============
Net loss per share - basic    $      (0.47)    $        (1.71)    $      (0.82)
                              ============     ==============     ============

4.      NOTES PAYABLE

        Notes payable consist of the following:

                                                              December 31,
                                          March 31,    ------------------------
                                            2002          2001          2000
                                         ----------    ----------    ----------
Notes payable, officers and directors    $  200,000    $  200,000    $  250,000
Notes payable, computer equipment           200,000       225,000          --
Line-of-credit                            1,324,550     2,386,280          --
Subordinated notes payable                2,250,000     2,250,000          --
Bridge notes payable                        647,057       270,093          --
                                         ----------    ----------    ----------
            Total                         4,621,607     5,331,373       250,000

Less current portion                      2,371,607     3,081,373       250,000
                                         ----------    ----------    ----------
            Long-term debt               $2,250,000    $2,250,000    $     --
                                         ==========    ==========    ==========

        NOTES PAYABLE, OFFICERS AND DIRECTORS

        In March 2000, the Company borrowed $250,000 from its officers and directors under 10% unsecured promissory notes. The notes are currently due on demand. Interest expense for the three months ended March 31, 2002 and 2001 was $4,931 and $6,164, respectively. Interest expense for 2001 and 2000 was $23,706 and $19,370, respectively. Accrued interest of $40,507, $35,576 and $19,370 was included in accrued expenses and other current liabilities at March 31, 2002, December 31, 2001 and 2000, respectively. In April and May 2002, $150,000 in notes were converted into Series B Preferred Stock.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        NOTES PAYABLE, COMPUTER EQUIPMENT

        On February 5, 2001, the Company entered into an equipment financing agreement with a corporation which employs a director of the Company as an officer. Under the agreement the Company received $250,000 and granted a security interest in certain computer equipment. During 2001, the Company paid $25,000 against the principal balance of this obligation. Interest expense for 2001 of $24,437 is included in accrued expenses and other current liabilities at December 31, 2001. On February 5, 2002, the Company paid $25,000 on this obligation and the lender agreed to release their claims to the computer equipment. The Company has agreed to settle the balance due by issuing Series B Preferred Stock and/or paying a mutually agreed amount of cash not to exceed the balance due under the original agreement. Interest expense for the three months ended March 31, 2002 and 2001 was $1,262 and $5,787, respectively. Accrued interest was $25,699 at March 31, 2002. In April 2002, the $200,000 balance of the note was converted into Series B Preferred Stock.

        LINE-OF-CREDIT

        On February 23, 2001, the Company and FPP entered into an asset-based line-of-credit agreement with a lender for $12,500,000 secured by a lien on substantially all assets. Borrowings under the line are based on eligible accounts receivable and inventory and have been classified as a current liability. The line bears interest at prime plus 1% (5.75% at March 31, 2002 and December 31, 2001) and matures on February 23, 2004. At March 31, 2002 and December 31, 2001, the Company was in default of certain loan covenants. Interest expense for the three months ended March 31, 2002 and 2001 was $22,940 and $30,745, respectively. Interest expense for 2001 was $268,079.

        SUBORDINATED NOTES PAYABLE

        On February 23, 2001, in connection with the acquisition of FPP, the Company assumed senior subordinated notes payable totaling $2,250,000 and bearing interest at 13.5% per annum payable monthly. The notes mature on June 17, 2004. The notes payable are secured by a second lien on substantially all assets, are guaranteed by Able Laboratories, Inc. and are subject to an inter-creditor agreement with the Company's asset-based lender. The holders of the notes have the option to convert the debt into common stock of the Company or Able at the current market value of their common stock. The Company is current with its payments on these notes but is in default of certain loan covenants. The Company is prohibited from making any principal payments on the notes without the approval of the asset-based lender and the subordinated lenders have subordinated their rights with respect to defaults to the asset-based lender pursuant to the terms of the inter-creditor agreement. Accordingly, the Company has classified the balance due as non-current at December 31, 2001. Management intends to refinance this debt with long-term financing in 2002. Interest expense for the three months ended March 31, 2002 and 2001 was $75,938 and $50,625, respectively. Interest expense on these notes in 2001 amounted to $278,437.

        BRIDGE NOTES PAYABLE

        In December 2001, the Company commenced an offering of units, each unit consisting of a $100,000 10% unsecured convertible promissory note and a warrant to purchase 20,000 shares of common stock at $0.50 per share. The purchase price per unit is $100,000. The notes mature on January 15, 2004 or on the completion of an offering of securities in which the gross proceeds equal or exceed $5,000,000. If maturity has not occurred, within one year after the Company becomes publicly traded, then the outstanding principal and accrued interest on the notes shall be convertible at the option of the holder into common stock at a conversion price equal to 80% of the current market price of the common stock. If the notes remain outstanding after the Company becomes publicly traded a beneficial conversion feature of $25,000 per unit will be recorded and charged to expense. As of December 31, 2001, gross proceeds from this offering were $325,000. Proceeds of $55,250 were allocated to the warrants based on their estimated fair value and

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        credited to additional paid-in capital. This amount is reflected as a discount against the notes payable and will be amortized to interest expense over the life of the notes. Interest expense and amortization expense for 2001 was $404 and $343, respectively. In January 2002, the Company received an additional $375,000 in gross proceeds from this offering. Proceeds of $63,750 were allocated to the warrants and credited to additional paid-in capital. Interest expense and amortization expense for the three months ended March 31, 2002 was $15,774 and $65,714, respectively. In April and May 2002, all $700,000 of these notes were converted into Series B Preferred Stock.

5.      COMMITMENTS

        LEASE AGREEMENTS

        The Company leases office and warehouse space under operating leases expiring April 2006 and March 2015. The leases require the Company to pay for utilities, repairs and maintenance. Rent expense for the three months ended March 31, 2002 and 2001 was $154,628 and $83,806, respectively. Rent expense for 2001 and 2000 was $649,072 and $47,915, respectively. Minimum future lease payments at December 31, 2001 were $628,583 for 2002, $645,844 for 2003, $658,072 for 2004, $706,668 for
        2005, $440,556 for 2006 and $3,960,000 thereafter.

        EMPLOYMENT AGREEMENTS

        The Company has employment agreements with certain of its officers that provide for minimum annual salaries, reimbursement of business related expenses and participation in other employee benefit programs. The agreements also include confidentiality, non-disclosure, severance, automatic renewal and non-competition provisions. Salary levels are subject to periodic review by the Board of Directors.

6.      PREFERRED STOCK

        SERIES A

        On February 15, 2001, the Company sold 3,133,334 shares of Series A Preferred Stock for gross proceeds of $4,700,000. The Company also issued five year warrants to purchase 54,833 shares of common stock at $10.00 per share to the investors. The Company valued the warrants at $47,000. Commissions and expenses in connection with the placement were $331,932. Five shares of Series A Preferred Stock are convertible to one share of common stock and has a stated dividend of 8%.

        Able entered into an exchange and purchase agreement that gave the investors the right to exchange the Series A Preferred Stock for shares of Able preferred stock. On February 22, 2001, an investor exchanged $1,000,000 of Series A Preferred Stock for $1,000,000 of Able preferred stock. The 666,667 shares of Series A Preferred Stock used to effect the exchange were immediately redeemed and retired by RxBazaar for $950,000. In March 2001, the investors exchanged the remaining $3,700,000 of Series A Preferred Stock for Able preferred stock. Consequently, Able is the shareholder of the Company's Series A Preferred Stock after the exchange.

        SERIES B

        In March 2002, the Company commenced an offering of its Series B Preferred Stock at $2.00 per share. As of March 31, 2002, the Company had received gross proceeds of $425,000. Each share of Series B Preferred Stock is convertible to one share of common stock and has a stated dividend of 10%. (See Note 17.)

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.      COMMON STOCK

        On October 25, 1999, the Company issued 3,200,000 shares of common stock at a price of $.025 per share to the Company's founders. The Company also issued 800,000 shares to Able for services rendered. The Company valued the shares issued to Able at $.025 per share and charged $20,000 to consulting expense.

        In January 2000, the Company cancelled 920,000 of the shares issued in 1999, including 460,000 shares issued to Able. In addition, the Company issued 1,000,000 additional shares at $.025 per share to an officer and a director.

        The Company entered into a right of first refusal agreement with all of it founders, which gives the Company the first right to reacquire any shares of common stock which the founder decides to sell. In addition, under restricted stock purchase agreements, if certain founders cease their employment with the Company then the Company has the right to reacquire the unvested shares, as defined in the stock purchase agreement, at the founder's original purchase price per share.

        In connection with a private placement dated March 28, 2000, the Company sold 153,000 shares of common stock for gross proceeds of $765,000. Legal fees and expenses in connection with the placement were $7,550.

        In June 2000, the Company exercised its option to repurchase and retire 640,000 shares of common stock, issued to certain founders, at the original purchase price of $.025 per share.

        The Company issued a second private placement memorandum dated June 2000. The Company sold 218,166 shares of common stock for gross proceeds of $2,181,668. The gross proceeds include shares issued for services amounting to $79,167. Commissions and expenses in connection with the placement were $121,286.

        On February 23, 2001, the Company completed a private placement of 203,868 units at $7.50 per unit, each unit consisting of one share of common stock and a five year warrant to purchase one share of common stock at $10.00 per share. The Company valued the warrants at $173,000. Gross proceeds of the offering were $1,529,000. Commissions and expenses in connection with the placement were $60,970.

        In March and May 2001, the Company exercised its option to repurchase and retire 215,000 shares of common stock issued to two founders who ceased working for the Company. The shares were repurchased at the original purchase price of $0.025 per share.

        On May 18, 2001, the Company received an additional $25,000 from an investor for the purchase of 3,333 units on the same terms as the February 23, 2001 private placement of units.

        On June 5, 2001, the Board of Directors approved the sale of 400,000 shares of common stock to a corporation owned by four new directors. Gross proceeds were $500,000. Legal fees and expenses in connection with the sale were $35,000.

        On June 8, 2001, the Company received $100,000 for the sale of 40,000 shares of common stock to an investor.

        In September to November 2001, the Company sold 507,400 units, each unit consisting of one share of common stock and a three year warrant to purchase one share of common stock at $1.25 per share. The Company valued the warrants at $127,000. Gross proceeds of the offering were $634,250. Costs and expenses of the offering were $14,086.

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8.      STOCK OPTION PLAN

        The Company adopted the 2000 Stock Option/Restricted Stock Plan in March 2000 and reserved 700,000 shares of common stock for issuance to employees, directors and consultants. Under the plan, the Board of Directors may grant stock options and restricted stock and determine the terms of the grant. No restricted stock was granted during 2001 or 2000. The following table summarizes the activity of options granted under the plan:

                                                                               Years Ended December 31,
                                                           -------------------------------------------------------------
                                                                      2001                              2000
                                                           ---------------------------        --------------------------
                                                                             Weighted                          Weighted
                                                                              Average                           Average
                                                                             Exercise                          Exercise
                                                             Shares            Price            Shares           Price
                                                           ---------         ---------        ---------        ---------
        Outstanding at beginning of year                     198,400         $   6.50                --        $     --
        Granted                                               74,500             7.50           198,400            6.50
        Exercised                                             (8,025)            0.25                --              --
        Forfeited                                            (72,375)            5.07                --              --
                                                           ---------                          ---------
           Outstanding at end of year                        192,500         $   7.69           198,400        $   6.50
                                                           =========                          =========

        Exercisable at end of year                            44,888         $   6.96                --        $     --
                                                           =========                          =========

        Reserved for future grants at end of year            499,475                            501,600
                                                           =========                          =========
        Weighted-average fair value of options
          granted during the year                                            $   1.35                           $  1.70

                                                                                   December 31, 2001
                                                ----------------------------------------------------------------------------------
                                                            Options Outstanding                             Options Exercisable
                                                --------------------------------------------            --------------------------
                                                                Weighted            Weighted                              Weighted
                                                                Average             Average                                Average
                                                               Remaining            Exercise               Number         Exercise
        Exercise Price                            Number         Life                Price              Exercisable         Price
        --------------                          -------------------------           -------             -----------        -------
        $0.25                                     34,700        8.3 years           $  0.25                13,013          $  0.25
        $5.00                                      5,000        8.5                    5.00                 1,875             5.00
        $7.50                                     32,800        9.2                    7.50                    --               --
        $10.00                                   120,000        8.8                   10.00                30,000            10.00
                                                --------                                                 --------

        Outstanding at end of year               192,500        8 years             $  7.69                44,888          $  6.96
                                                ========                                                 ========

        In connection with 67,600 options granted at $0.25 per share in 2000, the Company recorded unearned stock-based compensation of $321,100 based on a fair market value of $5.00 per share at the time of the grants. The Company is amortizing the unearned stock-based compensation over the vesting period of the options. Amortization expense for the three months ended March 31, 2002 and 2001 was $9,322 and $20,068, respectively. Amortization expense for 2001 and 2000 was $55,351 and $53,143,

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        respectively. In addition, unearned compensation of $8,016 and $116,212 was forfeited on resignation by certain employees during 2002 and 2001, respectively.

        During the three months ended March 31, 2002, the Company granted stock options to purchase a total of 398,500 shares of common stock at $1.25 per share to employees and consultants. In connection with 165,000 options granted to consultants for services rendered, the Company valued these options at $82,500 and charged this amount to expense.

9.      COMMON STOCK WARRANTS AND NON-PLAN OPTIONS

        On September 29, 2000, the Company granted warrants to purchase 240,000 shares of common stock at $12.50 per share to Able in consideration for services rendered. The warrants are exercisable through September 29, 2005. The warrants were valued at $300,000 and charged to expense.

        On October 23, 2000, the Company granted warrants to purchase 6,000 shares of common stock at $10.00 per share as partial consideration for services rendered by an employment agency. The warrants are exercisable through October 23, 2005. The warrants were valued at $16,000 and charged to expense.

        On June 5, 2001, the Board of Directors granted non-plan stock options to purchase a total of 1,800,000 shares of common stock at $1.25 per share to four new directors. The options become exercisable on December 31, 2001 and expire seven years after the date of the grant. The weighted average fair value of the options on the date of grant was $.04 per share. On November 30, 2001, options to purchase 1,300,000 shares were cancelled in connection with the resignation of two of these directors. On December 19, 2001, the Company issued a five year option to purchase 40,000 shares of common stock at $1.25 per share to one of the former directors in connection with a mutual release. The Company valued the option at $12,000 and charged it to expense.

10.     STOCK-BASED COMPENSATION

        The Company applies Opinion No. 25 and related interpretations in accounting for stock options issued to employees and directors. Had compensation cost for the Company's stock options issued to employees and directors been determined based on the fair value at the grant dates consistent with SFAS No. 123, the Company's net loss would have been adjusted to the pro forma amount indicated below:

                                                              Years Ended December 31,
                                                         2001                          2000
                                                    --------------                --------------
        Net loss                    As reported     $  (6,537,293)                $  (3,208,228)
                                                       (6,950,223)                   (3,231,728)

        Net loss per share          As reported             (1.59)                        (0.82)
                                                            (1.63)                        (0.82)

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants:
                                               Years Ended December 31,
                                          ---------------------------------
                                            2001                     2000
                                          --------                 --------
        Dividend yield                      0.0%                     0.0%
        Risk-free interest rate             5.0%                     6.0%
        Expected volatility                 0.0%                     0.0%
        Expected lives                      4 years                  4 years

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11.     COMMON STOCK RESERVED

        The Company has reserved common stock at December 31, 2001 as follows:

                                                       Number of Shares
                                                       ----------------
              Convertible preferred stock                       493,333
              Stock option plan                                 691,975
              Warrants                                        1,080,434
              Non-plan options                                  540,000
                                                             ----------
              Total                                           2,805,742
                                                             ==========

        The Compay may also be required to issue common stock on the conversion of its bridge notes payable and its subordinated notes payable if the holders elect to exercise their conversion rights.

12.     MAJOR CUSTOMERS AND SUPPLIERS

        During 2000, the Company had one major customer who accounted for 27% of net sales.

        During 2000, the Company had three major suppliers who accounted for 39%, 34% and 11%, respectively, of the Company's total purchases. During 2001, one major supplier (Able) accounted for 33% of the Company's total purchases.

13.     RELATED PARTY TRANSACTIONS

        FPP DISTRIBUTION, INC.

        During 2000 and 2001, the Company entered into certain transactions with FPP Distribution, Inc. ("FPP"), a related party, such as advances, expenses paid on behalf of and receipts collected for the affiliate. One of the founders and directors of RxBazaar was an officer and director of Able Laboratories, Inc. ("Able"), and a former officer and director of RxBazaar is an officer and director of Able. Able was the parent company of FPP. On February 23, 2001, RxBazaar acquired FPP (see Note 3).

        During 2000 and 2001, the Company and FPP engaged in certain transactions for their mutual benefit that involved the use of each others' personnel and the use of FPP's facility. FPP acted as RxBazaar's fulfillment center for all sales made by RxBazaar during 2000 and the first two months of 2001. No monetary value was assigned to the transactions involving the use of each others' personnel and the use of the distribution facility. The management of both companies performed an analysis to estimate the financial impact of these transactions on each company. The analysis indicated RxBazaar incurred approximately $30,000 in net expenses on behalf of FPP.

        In addition, RxBazaar acted as an agent with respect to sales and purchases made on behalf of FPP in the amount of $1,787,000 during 2000 and $276,542 during the first two months of 2001. The Company records revenue in accordance with the Emerging Issues Task Force Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent." Accordingly, the Company has reduced its net sales and purchases by

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        $1,787,000 in 2000 and by $276,542 in 2001. At December 31, 2000,
        RxBazaar had accounts receivable from and accounts payable to FPP of $351,393 and $439,117, respectively.

        ABLE LABORATORIES, INC.

        During 2000, the Company paid Able $50,000 for management services rendered during the Company's initial formation and reimbursed Able for office space and other services amounting to $20,288. During 2001, the Company reimbursed Able for office space and other services amounting to $34,013. (See Note 12.)

        CONSULTING SERVICES

        The Chairman of the Board provides consulting services to the Company. Consulting expense for both the three months ended March 31, 2002 and 2001 was $42,000. Consulting expense for 2001 and 2000 amounted to $168,000 and $96,000, respectively. At March 31, 2002, December 31, 2001 and 2000, the Company had accounts payable to the Chairman, for services and expenses, amounting to $241,864, $167,670 and $75,295, respectively.

        A corporation owned by a stockholder of the Company also provides consulting services. Consulting expense for both the three months ended March 31, 2002 and 2001 was $31,250. Consulting expense for 2001 and 2000 amounted to $125,000 and $93,750, respectively. At December 31, 2001 and 2000, the Company accrued expenses of $52,083 and $10,417, respectively, to this corporation.

        A corporation which employs a director of the Company as an officer provided certain information technology services to the Company through January 2001. The expense for 2001 and 2000 amounted to $4,920 and $26,660, respectively. Included in accounts payable at March 31, 2002, December 31, 2001 and 2000 are fees of $19,680, $19,680 and $26,660, respectively.

14.     INCOME TAXES

        There was no provision for income taxes for 2001 and 2000 due to the Company's net operating losses. The difference between the statutory Federal income tax rate of 34% and the Company's effective tax rate is primarily due to net operating losses incurred by the Company and the valuation reserve against the Company's deferred tax asset.

        The components of the net deferred tax asset at December 31, 2001 and 2000 are as follows:

                                                 2001                2000
                                             -----------         ------------
            Deferred tax asset:
                Federal                      $ 3,202,000         $  1,102,000
                State                            809,000              285,000
                                             -----------         ------------
                                               4,011,000            1,387,000
            Valuation reserve                 (4,011,000)          (1,387,000)
                                             -----------         ------------
            Net deferred tax asset           $      --           $       --
                                             ===========         ============

                        See independent auditors' report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        The following differences give rise to deferred income taxes:

                                                  2001                2000
                                             -----------         ------------
            Net operating loss carryforward  $ 4,005,000         $  1,376,000
            Other                                  6,000               11,000
                                             -----------         ------------
                                               4,011,000            1,387,000
            Valuation reserve                 (4,011,000)          (1,387,000)
                                             -----------         ------------
            Net deferred tax asset           $      --           $       --
                                             ===========         ============


        The increases in the valuation reserve are due to the Company's net operating losses.

        As of December 31, 2001, the Company has federal and state net operating loss carryforwards of approximately $9,400,000 and $9,450,000, respectively. Federal and state net operating loss carryforwards expire in varying amounts beginning in 2015 and 2005, respectively.

        Use of net operating loss carryforwards is subject to annual limitations based on ownership changes in the Company's common stock as defined by the Internal Revenue Code.

15.     EMPLOYEE BENEFIT PLAN

        In February 2001, the Company adopted a Section 401(k) Profit Sharing Plan (the "401(k) Plan") for all employees. Employees who have attained the age of 21 may elect to reduce their current compensation, subject to certain limitations, and have that amount contributed to the 401(k) Plan. The Company matches 25% of employee contributions not to exceed 6% of employee compensation, subject to certain limitations. Employee contributions to the 401(k) Plan are fully vested at all times and all Company contributions become vested over a period of five years. During the three months ended March 31, 2002 and 2001, the Company made matching contributions of $3,338 and $800, respectively. In 2001, the Company made matching contributions of $16,091.

16.     FAIR VALUE OF FINANCIAL INSTRUMENTS

        At December 31, 2001 and 2000, the Company's financial instruments consist of notes payable (see Note 4). The carrying value of the notes payable approximate their fair value as these instruments bear interest at market rates.

17.     SUBSEQUENT EVENT

        On February 1, 2002, the Company entered into a merger agreement with a "public shell" company, that is, a company that does not currently conduct operations but which has completed a public offering under the Securities Act. In the merger, RxBazaar stockholders would receive shares of the other company's stock. The proposed merger is subject to several conditions, including the Company raising a minimum of $3,000,000 in equity after January 1, 2002, including selling preferred stock in a private placement. As of May 17, 2002, the Company sold 2,045,000 shares of Series B Preferred Stock for gross proceeds of $4,090,000. The gross proceeds include conversion of $1,050,000 of notes payable and $50,000 of accrued expenses. Commissions and expenses in connection with the placement were approximately $150,000.

                        See independent auditors' report.

                          Independent Auditors' Report



Board of Directors and Stockholder
FPP Distribution, Inc.
Cincinnati, Ohio

            We have audited the accompanying balance sheet of FPP Distribution, Inc. (formerly known as Superior Pharmaceutical Company, a wholly-owned subsidiary of Able Laboratories, Inc.) as of December 31, 2000, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FPP Distribution, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with auditing standards generally accepted in the United States of America.

            As discussed in Note 7, to the financial statements, the Company was a part of a consolidated group of companies and has entered into various transactions with the group members. Also, as discussed in Note 8 to the financial statements, on February 23, 2001 the Company was acquired in a cash merger.





/s/  Wolf & Company, P.C.

Boston, Massachusetts
June 29, 2001

                             FPP DISTRIBUTION, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                                 ASSETS
 CURRENT
     Cash and cash equivalents                                                              $   135,558
     Accounts receivable - trade (net of allowance for
       doubtful accounts of $485,068)                                                         3,120,090
     Accounts receivable - related party                                                      4,454,687
     Accounts receivable - employees                                                             20,048
     Accounts receivable - vendor rebates                                                       119,558
     Inventory                                                                                5,404,815
     Prepaid expense                                                                             16,477
     Deferred tax benefit                                                                       165,000
                                                                                            -----------
                        Total current assets                                                 13,436,233
                                                                                            -----------
 FIXED
     Property and equipment                                                                     926,444
     Less:  Accumulated depreciation                                                            721,373
                                                                                            -----------
                        Net fixed assets                                                        205,071
                                                                                            -----------
 OTHER
     Deposits                                                                                    20,146
                                                                                            -----------
                        Total other assets                                                       20,146
                                                                                            -----------
                        Total assets                                                        $13,661,450


                                  LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
     Accounts payable - trade                                                               $ 3,464,057
     Accounts payable - related party                                                         5,553,305
     Accrued expenses                                                                           183,945
                                                                                            -----------
                        Total current liabilities                                             9,201,307
                                                                                            -----------

 CAPITAL STOCK

     Common - $.01 par value
     100 shares authorized
     100 shares issued and outstanding                                                                1
 PAID-IN CAPITAL                                                                              1,750,000
 RETAINED EARNINGS                                                                            2,710,142

                                                                                            -----------
                        Total shareholder's equity                                            4,460,143
                                                                                            -----------
                        Total liabilities and shareholder's equity                          $13,661,450
                                                                                            ===========

           The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 2000


SALES                                                      $ 24,471,193
COST OF SALES                                                20,259,403
                                                           ------------
                       Gross profit                           4,211,790


OPERATING EXPENSE                                             3,815,978
                                                           ------------
                       Income from operations                   395,812


OTHER INCOME
    Interest income                                                 400
                                                           ------------

                       Income before tax                        396,212

    Federal Income Tax
        Currently payable                                       292,000
        Deferred benefit                                       (165,000)
                                                           ------------
                       Federal income tax expense               127,000
                                                           ------------
                       Net income                               269,212


    Retained earnings at beginning of year                    2,440,930

                                                           ------------
    Retained earnings at end of year                       $  2,710,142
                                                           ============












   The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000


CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
    Net income                                                         269,212
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                  98,459
         Deferred tax benefit                                         (165,000)
         Decrease (increase) in:
             Accounts receivable - trade                             1,193,261
             Accounts receivable - related party                    (8,099,577)
             Accounts receivable - employees                           (17,246)
             Accounts receivable - vendor rebates                      142,822
             Inventory                                               2,063,027
             Prepaid expense                                            11,615
             Deposits                                                  (19,546)
         Increase in:
             Accounts payable - trade                                1,274,776
             Accounts payable - related party                        3,421,672
             Accrued expenses                                            3,975
                                                                   -----------

                  Net cash provided by operating activities            177,450
                                                                   -----------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES
    Purchase of property and equipment                                 (41,892)
                                                                   -----------
                  Net cash used in investing activities                (41,892)

Net increase in cash                                                   135,558
Cash and cash equivalents at beginning of year                            --
                                                                   -----------
Cash and cash equivalents at end of year                           $   135,558
                                                                   ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid during the year for:
         Interest                                                  $     1,402
                                                                   ===========





   The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.      Summary of Significant Accounting Policies
        ------------------------------------------
        Nature of Operations
        --------------------
        FPP Distribution, Inc. (the "Company") is engaged in wholesale distribution of generic pharmaceuticals throughout the United States. The Company was a wholly owned subsidiary of Able Laboratories, Inc. (formerly known as DynaGen, Inc.).

        Use of Estimates
        ----------------
        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

        Cash Equivalents
        ----------------
        Cash Equivalents include interest-bearing deposits with original maturities of three months or less.

        Vendor Rebates Receivable
        -------------------------
        Rebates receivable represent incentives provided by pharmaceutical suppliers based on purchases. Management has estimated its rebates to be received from suppliers based upon agreements and documented purchases throughout the year. Actual rebates received could be different due to market volatility and whether the Company continues purchasing from these suppliers.

        Allowance for Doubtful Accounts
        -------------------------------
        The allowance is made up of estimated rebates and allowances for bad debts. Rebates are charged to sales, and bad debt expense is charged to operating expenses.

        At December 31, 2000 a reserve was estimated as follows:

                        Rebate reserve                            $ 435,068
                        Allowance for bad debts                      50,000
                                                                  ---------

                                    Total                         $ 485,068
                                                                  =========

        Inventory
        ---------
        Inventory is stated at the lower of average cost or market on a first-in, first-out (FIFO) method. Inventory consists primarily of generic pharmaceuticals.

        Inventory is written off to cost of sales as it becomes obsolete. Approximately, $180,000 of inventory was written off as obsolete to cost of sales during 2000.

        Property and Equipment
        ----------------------
        Property and equipment are stated at cost. Depreciation of property and equipment is computed on the straight-line method over the estimated useful lives of the property. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

        Advertising Costs
        -----------------
        Advertising costs are charged to operations when incurred. Advertising and promotion expense charged to income was $71,836 for 2000.

        Revenue Recognition
        -------------------
        Revenues from product sales are recognized in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 101. Under SAB 101, revenue is recognized when products are shipped, persuasive evidence of an arrangement exists, the selling price is fixed and collectibility is reasonably assured. The Company provides allowances for potential uncollectible accounts and rebates. Shipping and handling fees billed to customers are recognized in net sales. Shipping and handling costs are included in cost of sales.

        Income Taxes
        ------------
        Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax basis of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss, capital loss and tax credit carry forwards to the extent their realization is more likely than not. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The deferred tax expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

2.      Concentration of Credit Risk
        ----------------------------
        The Company grants credit to customers throughout the United States. Collateral is not generally required on outstanding accounts receivable balances.

3.      Property and Equipment
        ----------------------
        Property and equipment are carried at cost and consist of the following:

                        Machinery and equipment                 $  90,155
                        Computer equipment                        366,202
                        Office furniture and fixtures             438,444
                        Leasehold improvements                     31,643
                                                                ---------

                                    Total                       $ 926,444
                                                                =========

        Depreciation and amortization charged to income was $98,459 for 2000.

4.      Profit Sharing Plan
        -------------------
        The Company provides its employees with a 401(k) profit sharing plan. Eligible participants, who must be 21 years old, may elect to reduce their current compensation, subject to certain limitations, and have that amount contributed to the plan. Employer matching and profit sharing contributions are discretionary. For 2000, the Company made matching contributions of $16,746 and did not make a profit sharing contribution.

5.      Lease Commitments
        -----------------
        The company leases its office and a warehouse facility under an operating lease agreement, which expires in 2015. The agreement requires that the company pay certain costs such as maintenance and insurance. The facility is rented from a related party (through common ownership). Rent expense for 2000 was $422,459. The following is a schedule of future minimum lease payments for the operating lease as of December 31, 2000:

                  Year                                          Amount

                  2001                                     $   420,000
                  2002                                         420,000
                  2003                                         420,000
                  2004                                         420,000
                  2005                                         420,000
                  Thereafter                                 4,305,000
                                                            ----------
                              Total minimum future
                                lease payments             $ 6,405,000
                                                           ===========

6.      Income Taxes
        ------------
        The Company files a consolidated tax return with its parent, Able Laboratories, Inc. Within the consolidated financial statements there was no current provision for income taxes and the deferred tax asset was offset by a valuation allowance created by the parent company's net operating losses.

        In preparing the Company's separate financial statements the method by which the consolidated amount of current and deferred tax expense was allocated was by applying SFAS No. 109 as if this Company was a separate taxpayer.

        The components of income tax expense consist of the following:

        Statutory rates applied to federal taxable income            $  292,000
                                                                     ----------
                                Current income tax expense              292,000
                                                                     ----------
        Decrease in deferred income taxes resulting from:
              Temporary differences                                    (165,000)
                                                                     ----------
                    Deferred income tax benefit                        (165,000)
                                                                     ----------
                                Total federal income tax expense     $  127,000
                                                                     ==========

        Income taxes were recorded on these financial statements by decreasing the related party receivable by $292,000 and recording a deferred tax benefit of $165,000.

7.      Related Party Transactions
        --------------------------
        Able Laboratories and Generic Distributors, Inc.
        ------------------------------------------------
        The Company purchases pharmaceuticals from Able Laboratories and Generic Distributors, Inc. (related parties through common ownership). Total purchases from related parties during 2000 amounted to $3,700,000 and $175,000, respectively. The Company also sells pharmaceuticals to Generic Distributors, Inc. Total sales to this related party during 2000 amounted to $102,905.

        RxBazaar, Inc.
        --------------
        During 2000, the Company entered into certain transactions with RxBazaar. RxBazaar, which was founded in October 1999 by two of the parent company's directors and others, provides an online marketplace for the purchase and sale of brand and generic drugs on the Internet. On October 20, 2000 the parent company entered into an agreement to sell the company to RxBazaar.

        During 2000, the Company and RxBazaar engaged in certain related party transactions for their mutual benefit that involved the use of each others' personnel and the use of FPP Distribution's facility. No monetary value was assigned to these transactions. The management of both companies performed an analysis to estimate the financial impact of these transactions on each company. The analysis indicated that RxBazaar incurred approximately $30,000 in net expenses on behalf of FPP Distribution in 2000.

        During 2000, RxBazaar and FPP Distribution assisted each other in developing their businesses. FPP Distribution acted as RxBazaar's fulfillment center for all sales by RxBazaar through its website. Sales to RxBazaar by FPP Distribution during 2000 were approximately $1,362,000 or 5.6% of total sales for the year. FPP Distribution's purchases from RxBazaar were approximately $425,000 or 2.1% of its cost of sales.

        Line of Credit
        --------------
        On November 30, 1999, the Company's parent completed a loan transaction with a bank. The loan agreement provided a revolving line of credit secured by all assets of the parent and its subsidiaries. With the proceeds of the loan, FPP Distribution's line of credit was paid off in full and a payable to the parent company was recorded. During the year, all cash receipts were sent to the bank's lock box and advances from the line were received as needed. As a result of all members of the consolidated group being allowed to draw advances on the line of credit, intercompany payments were limited and both intercompany receivables and payables increased significantly during the year 2000. All cash and debt activity, along with other intercompany transactions, have been recorded through intercompany accounts. This loan was paid off on February 23, 2001.

        No interest has been recorded on any of the related party accounts throughout the year. Through November 30, 1999, the Company had incurred approximately $421,000 of interest expense on its line of credit and management estimates that if the bank debt had not been refinanced with the parent company that interest expense would have been incurred at approximately the same amount as the previous year.

        Related Party Balances
        ----------------------
        Related party accounts receivable and accounts payable as of December 31, 2000 are as follows:

                                                ACCOUNTS          ACCOUNTS
                                               RECEIVABLE         PAYABLE
                                              -----------       -----------
            Able Laboratories                 $      --         $ 5,098,412
            Generic Distributors                   27,794           103,500
            RxBazaar, Inc.                        439,117           351,393
            Parent company                      3,987,776              --
                                              -----------       -----------
                        Total                 $ 4,454,687       $ 5,553,305
                                              ===========       ===========


8.      Subsequent Events
        -----------------
        On February 23, 2001, pursuant to an agreement with the parent company, RxBazaar, Inc. acquired FPP Distribution in a cash merger. As a result of the merger, the parent company received a cash payment of $4,000,000. RxBazaar also assumed the parent company's existing 13.5% senior subordinated debt in the amount of $2,250,000. The parent company remains liable for the subordinated debt as a guarantor. The purchase price and terms of the merger were determined in arms-length negotiations between the parties, based on a fairness opinion.

        On February 23, 2001, the Company entered into a revolving loan promissory note agreement with a lender for $12,500,000 and is subject to all terms of the Financing and Security Agreement. As a condition to guarantee the loan and as security therefor, the Company has pledged 100% of the Company stock in accordance with the terms of the Pledge Agreement.

9.      Economic Dependency
        -------------------
        During 2000, the Company purchased $3,700,000 and $175,000 of product from Able Laboratories and Generic Distributors, Inc., both related parties. All three organizations were wholly-owned subsidiaries of the same parent company. The parent company has incurred recurring losses from operations resulting in a working capital deficiency and a stockholders' deficit at December 31, 2000, and is in default on certain debt obligations. These circumstances raise substantial doubt about the parent company's ability to continue as a going concern. Management feels that if they were unable to acquire product from Able or Generic that supply of similar product would be available through other vendors.

                                 SB MERGER CORP.
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

            The following unaudited pro forma condensed consolidated balance sheet presents the pro forma financial position of SB Merger Corp. and RxBazaar, Inc. at March 31, 2002 as if the proposed combination of the two companies had been consummated simultaneously with the completion of the sale of 2,045,000 shares of Series B Preferred Stock by RxBazaar.

            The unaudited pro forma condensed consolidated statements of loss for the three months ended March 31, 2002 and the year ended December 31, 2001 reflect the combined results of SB Merger and RxBazaar as if the proposed combination of the two companies had occurred at the beginning of the year, adjusted to eliminate non-recurring costs, and to reflect new costs directly attributable to the transaction.

            For accounting purposes, the transaction described above is considered, in substance, a capital transaction rather than a business combination. It is equivalent to the issuance of common stock by RxBazaar for the net assets of SB Merger, accompanied by a recapitalization. This accounting treatment is identical to that resulting from an acquisition, except that no goodwill or other intangible asset has been recorded. Accordingly, the accompanying pro forma financial statements reflect the acquisition by RxBazaar of the net assets of SB Merger and the recapitalization of RxBazaar's stock based on the exchange ratio in the merger agreement.

            The unaudited pro forma condensed consolidated statement do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the companies' respective historical financial statements and notes included in this proxy statement/prospectus.

                                 SB MERGER CORP.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

                                                               SB Merger         RxBazaar
                                  ASSETS                         Corp.             Inc.          Adjustments   Note    Pro Forma
                                                             ------------      ------------      ------------  ----   ------------
Current assets:
   Cash and cash equivalents                                 $      3,657      $    206,225      $    125,000    B    $  2,749,882
                                                                                                    2,415,000    C
   Accounts receivable                                               --           1,226,158              --              1,226,158
   Rebates receivable                                                --              32,011              --                 32,011
   Inventory                                                         --           2,880,838              --              2,880,838
   Other current assets                                              --              90,449              --                 90,449
                                                             ------------      ------------      ------------         ------------
            Total current assets                                    3,657         4,435,681         2,540,000            6,979,338
                                                             ------------      ------------      ------------         ------------
Net property and equipment                                           --             656,483              --                656,483
                                                             ------------      ------------      ------------         ------------
Other assets:
   Deferred financing costs, net                                     --             294,207              --                294,207
   Customer lists, net                                               --           1,661,433              --              1,661,433
   Restricted cash                                                125,000              --            (125,000)   B            --
   Deposits                                                          --              27,063              --                 27,063
                                                             ------------      ------------      ------------         ------------
            Total other assets                                    125,000         1,982,703          (125,000)           1,982,703
                                                             ------------      ------------      ------------         ------------
                                                             $    128,657      $  7,074,867      $  2,415,000         $  9,618,524
                                                             ============      ============      ============         ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Notes payable                                             $       --        $  2,371,607      $ (1,050,000)   C    $  1,374,550
                                                                                                       52,943    D
   Accounts payable                                                  --           2,533,536              --              2,533,536
   Accrued expenses and other                                      39,298         1,132,661           (50,000)   C       1,121,959
   Preferred dividends payable                                       --             331,682              --                331,682
                                                             ------------      ------------      ------------         ------------
            Total current liabilities                              39,298         6,369,486        (1,047,057)           5,361,727
Subordinated notes payable                                           --           2,250,000              --              2,250,000
                                                             ------------      ------------      ------------         ------------
            Total liabilities                                      39,298         8,619,486        (1,047,057)           7,611,727
                                                             ------------      ------------      ------------         ------------
Stockholders' equity (deficit):
   Preferred stock, at liquidation value; $.001 par value;
      10,000,000 shares authorized:
      Series A, none, 2,466,667 and 345,333 shares
        issued                                                       --           3,700,000              --      A       3,700,000
      Series B, none, 212,500 and 2,045,000 shares
        issued                                                       --             425,000         3,665,000    C       4,090,000
   Common stock, $.001 par value; 75,000,000 shares
      authorized, 406,000, 4,762,792 and 3,739,955
      shares issued                                                   406             4,763            (1,429)   A           3,740

   Additional paid-in capital                                     154,594         6,023,334           (64,212)   A       5,910,773
                                                                                                     (150,000)   C
                                                                                                      (52,943)   D

   Accumulated deficit                                            (65,641)      (11,618,659)           65,641    A     (11,618,659)
   Unearned stock-based compensation                                 --             (79,057)             --                (79,057)
                                                             ------------      ------------      ------------         ------------
            Total stockholders' equity (deficit)                   89,359        (1,544,619)        3,462,057            2,006,797
                                                             ------------      ------------      ------------         ------------
                                                             $    128,657      $  7,074,867      $  2,415,000         $  9,618,524
                                                             ============      ============      ============         ============

                   See notes to pro forma financial statements

                                 SB MERGER CORP.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
                        THREE MONTHS ENDED MARCH 31, 2002

                                                               SB Merger         RxBazaar
                                                                 Corp.             Inc.          Adjustments   Note     Pro Forma
                                                             ------------      ------------      ------------  ----    ------------
Sales, net                                                   $       --        $  3,614,346      $       --            $  3,614,346
Cost of sales                                                        --           2,958,960              --               2,958,960
                                                             ------------      ------------      ------------          ------------
            Gross profit                                             --             655,386              --                 655,386

Operating expenses                                                 32,367         2,003,562              --               2,035,929
                                                             ------------      ------------      ------------          ------------
            Operating loss                                        (32,367)       (1,348,176)             --              (1,380,543)
                                                             ------------      ------------      ------------          ------------

Other income (expense):
   Interest and financing expense                                    --            (242,073)           86,449    1         (155,624)
   Miscellaneous                                                     --              99,245              --                  99,245
                                                             ------------      ------------      ------------          ------------
            Other income (expense), net                              --            (142,828)           86,449               (56,379)
                                                             ------------      ------------      ------------          ------------

            Net loss                                              (32,367)       (1,491,004)           86,449            (1,436,922)

Dividends on preferred stock                                         --              74,000           102,250    2          176,250
                                                             ------------      ------------      ------------          ------------

            Net loss applicable to common stock              $    (32,367)     $ (1,565,004)     $    (15,801)         $ (1,613,172)
                                                             ============      ============      ============          ============

Net loss per share - basic                                   $      (0.08)     $      (0.33)                           $      (0.43)
                                                             ============      ============                            ============
Weighted average shares outstanding                               403,933         4,762,792                      3        3,737,888
                                                             ============      ============                            ============

                  See notes to pro forma financial statements.

                                 SB MERGER CORP.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
                          YEAR ENDED DECEMBER 31, 2001

                                                               SB Merger         RxBazaar
                                                                 Corp.             Inc.          Adjustments   Note     Pro Forma
                                                             ------------      ------------      ------------  ----    ------------
Sales, net                                                   $       --        $ 17,244,283      $       --            $ 17,244,283
Cost of sales                                                        --          14,479,743              --              14,479,743
                                                             ------------      ------------      ------------          ------------
            Gross profit                                             --           2,764,540              --               2,764,540

Operating expenses                                                 11,010         8,584,401              --               8,595,411
                                                             ------------      ------------      ------------          ------------
            Operating loss                                        (11,010)       (5,819,861)             --              (5,830,871)
                                                             ------------      ------------      ------------          ------------

Other income (expense):
   Interest income                                                   --                 205              --                     205
   Interest and financing expense                                    --            (745,903)           40,184    1         (705,719)
   Miscellaneous                                                     --              28,266              --                  28,266
                                                             ------------      ------------      ------------          ------------
            Other income (expense), net                              --            (717,432)           40,184              (677,248)
                                                             ------------      ------------      ------------          ------------

            Net loss                                              (11,010)       (6,537,293)           40,184            (6,508,119)

Dividends on preferred stock                                         --             257,682           409,000    2          666,682
                                                             ------------      ------------      ------------          ------------

            Net loss applicable to common stock              $    (11,010)     $ (6,794,975)     $   (368,816)         $ (7,174,801)
                                                             ============      ============      ============          ============

Net loss per share - basic                                   $      (0.03)     $      (1.59)                           $      (2.17)
                                                             ============      ============                            ============

Weighted average shares outstanding                               326,575         4,264,128                      3        3,311,465
                                                             ============      ============                            ============



                  See notes to pro forma financial statements.

                                 SB MERGER CORP.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet at March 31, 2002 to reflect the proposed combination of SB Merger Corp. and RxBazaar simultaneously with the completion of the sale of 2,045,000 shares of Series B Preferred Stock by RxBazaar.

         A. To record the acquisition of RxBazaar by SB Merger in exchange for 3,333,955 shares of common stock, 345,333 shares of Series A Preferred Stock and 2,045,000 shares of Series B Preferred Stock of SB Merger Corp.

         B. To record the release of $125,000 in restricted cash from escrow on completion of the merger.

         C. To record the sale of 1,832,500 shares of RxBazaar Series B Preferred Stock at $2.00 per share subsequent to March 31, 2002 for conversion of notes payable amounting to $1,050,000, accrued expenses of $50,000 and net proceeds of $2,415,000 in cash.

         D. To record amortization of debt discount on bridge notes payable converted to Series B Preferred Stock.

         The following pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated statements of loss for the three months ended March 31, 2002 and the year ended December 31, 2001.

         1. Elimination of interest expense incurred on notes payable converted to equity in connection with the sale of Series B Preferred Stock.

         2.    To record dividends on Series B Preferred Stock at 10% per annum.

         3. Pro forma loss per share is based on the pro forma weighted average number of shares outstanding as follows:

                                                                     Three Months        Year Ended
                                                                        Ended            December 31,
                                                                    March 31, 2002          2001
                                                                       ---------          ---------
               SB Merger weighted average shares outstanding             403,933            326,575
               RxBazaar weighted average shares outstanding as
                 adjusted for the 0.7-for-1 exchange ratio             3,333,955          2,984,890
                                                                       ---------          ---------
                                                                       3,737,888          3,311,465
                                                                       =========          =========

                                 EXHIBIT INDEX
                                 -------------


              EXHIBIT                 DESCRIPTION
              -------                 -----------

                3.1 Certificate of Merger of RxB Acquisition Corp. into RxBazaar, Inc. dated July 26, 2002

                3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SB Merger Corp. changing its name to "RxBazaar, Inc." dated July 26, 2002

                3.3 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on July 24, 2002

                3.4 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock filed with the Delaware Secretary of State on July 24, 2002

                16.1    Letter of Independent Accountants

                23.1 Consent of Wolf and Company, P.C., with respect to RxBazaar financial statements.

                99.1    Description of Capital Stock